UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☑

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement

☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

TRUSTREET PROPERTIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

On February 9, 2007, Trustreet Properties, Inc. sent notice letters, each dated February 9, 2007, to the holders of its Series A Cumulative Convertible Preferred Stock and its 7.5% Series C Redeemable Convertible Preferred Stock, pursuant to, and as required by, Section 7(f) of the Articles Supplementaries relating to both series of preferred stock. Copies of the notice letters are set forth below.

######

[Trustreet letterhead]

February 8, 2007

Dear Trustreet Properties, Inc. Series A Cumulative Convertible Preferred Stockholder:

Pursuant to, and as required by, Section 7(f) of the Articles Supplementary (the “Articles Supplementary”) establishing the Series A Cumulative Convertible Preferred Stock, par value $0.001 per share (liquidation preference of $25.00 per share) (“Series A Stock”), of Trustreet Properties, Inc. (the “Company”), we are hereby providing notice that the merger (the “Merger”) between the Company and TSY-FF Acquisition Company, Inc., a wholly owned subsidiary of General Electric Capital Corporation (“GECC”), pursuant to that certain Agreement and Plan of Merger, dated October 30, 2006, by and among the Company, CNL APF Partners, LP and GECC (the “Merger Agreement”), is expected to become effective on or about February 26, 2007 (the “Company Merger Effective Time”), subject to the satisfaction or waiver of the conditions to closing of the Merger, including, among other things, the approval of the Merger by the affirmative vote of holders of a majority of the outstanding common stock of the Company at the special meeting to be held on February 22, 2007.

Pursuant to the terms of the Merger Agreement, at the Company Merger Effective Time, among other things, (a) each share of Series A Stock issued and outstanding immediately prior to the Company Merger Effective Time shall automatically be converted into, and shall be cancelled in exchange for, the right to receive, without interest, cash in the amount of $25.00 plus any accrued and unpaid dividends payable with respect to such Series A Stock through and including the date of the Company Merger Effective Time in accordance with the Articles Supplementary (such aggregate consideration, the “Series A Merger Payment”), and (b) each share of the Company’s common stock, par value $0.001 per share (the “Company Common Shares”) issued and outstanding immediately prior to the Company Merger Effective Time shall automatically be converted into, and cancelled in exchange for, the right to receive, without interest and less any applicable withholding taxes, cash in the amount of $17.05 (unless adjusted in accordance with the Merger Agreement) (the “Company Common Share Merger Consideration”). Promptly after the Company Merger Effective Time, holders of the Company Common Shares will receive written instructions on how to exchange the Company Common Shares for the Company Common Share Merger Consideration.

Promptly after the Company Merger Effective Time, you will be sent written instructions on how to receive the Series A Merger Payment in exchange for your Series A Stock certificates. These instructions will tell you how and where to send your certificates (to the extent you hold your shares in certificate form) in return for the Series A Merger Payment. If a broker holds your Series A Stock, it is likely that your broker will handle the exchange for you. In such case, we encourage you to contact your broker for additional information.

If you have any questions with respect to the information above, please contact us at:

Trustreet Properties, Inc.

450 South Orange Avenue, 11th Floor

Orlando, Florida 32801

Attention: Investor Relations

Phone: 1-407-540-2000

Sincerely,

/s/ Steven D. Shackelford
Steven D. Shackelford Chief Financial Officer Executive Vice President and Secretary

cc:	American Stock Transfer & Trust Company

########################

[Trustreet letterhead]

February 8, 2007

Dear Trustreet Properties, Inc. 7.5% Series C Redeemable Convertible Preferred Stockholder:

Pursuant to, and as required by, Section 7(f) of the Articles Supplementary (the “Articles Supplementary”) establishing the 7.5% Series C Redeemable Convertible Preferred Stock, par value $0.001 per share (liquidation preference of $25.00 per share) (“Series C Stock”), of Trustreet Properties, Inc. (the “Company”), we are hereby providing notice that the merger (the “Merger”) between the Company and TSY-FF Acquisition Company, Inc. (“TSY Acquisition”), a wholly-owned subsidiary of General Electric Capital Corporation (“GECC”), pursuant to that certain Agreement and Plan of Merger, dated as of October 30, 2006, by and among the Company, CNL APF Partners, LP and GECC (the “Merger Agreement”) is expected to become effective on or about February 26, 2007 (the “Company Merger Effective Time”), subject to the satisfaction or waiver of the conditions to closing of the Merger, including, among other things, the approval of the Merger by the affirmative vote of holders of a majority of the outstanding common stock of the Company at the special meeting to be held on February 22, 2007. Upon GECC’s election, either the Company or TSY Acquisition will be the surviving entity of the Merger (the “Surviving Corporation”).

Pursuant to the terms of the Merger Agreement, at the Company Merger Effective Time, each share of Series C Stock issued and outstanding immediately prior to the Company Merger Effective Time shall either: (i) remain outstanding as one share of Series C Stock of the Surviving Corporation, in the event the Company is the Surviving Corporation of the Merger; or (ii) be cancelled in exchange for the right to receive one share of the 7.5% Series C Redeemable Convertible Preferred Stock of TSY Acquisition (“Merger Sub Preferred Stock”), the terms of which will be set forth in an articles supplementary of TSY Acquisition relating thereto (the “New Articles Supplementary”), in the event TSY Acquisition is the Surviving Corporation. Also, at the Company Merger Effective Time, each share of the Company’s common stock, par value $0.001 per share (the “Company Common Shares”) issued and outstanding immediately prior to the Company Merger Effective Time shall automatically be converted into, and cancelled in exchange for, the right to receive, without interest and less any applicable withholding taxes, cash in the amount of $17.05 (unless adjusted in accordance with the Merger Agreement) (the “Company Common Share Merger Consideration”). Promptly after the Company Merger Effective Time, holders of the Company Common Shares will receive written instructions on how to exchange the Company Common Shares for the Company Common Share Merger Consideration.

It is expected that the Surviving Corporation will be liquidated and dissolved (“Liquidation”) approximately twenty (20) days following the Company Merger Effective Time (the “Liquidation Effective Time”). Each share of Series C Stock or Merger Sub Preferred Stock, as the case may be, issued and outstanding immediately prior to the Liquidation Effective Time shall be cancelled in exchange for the right to receive, without interest, cash in the amount of $25.00 plus any accrued and unpaid dividends payable with respect to Series C Stock or Merger Sub Preferred Stock, as the case may be, through and including the date after the Liquidation Effective Time designated by GECC in accordance with the Articles Supplementary or the New Articles Supplementary, as the case may be (such aggregate Liquidation consideration, the “Series C Liquidation Payment”).

Promptly after the Company Merger Effective Time, you will be sent written instructions for exchanging your Series C Stock certificates (which, if TSY Acquisition is the Surviving Corporation, will represent any Merger Sub Preferred Stock received therefore) for the Series C Liquidation Payment. These instructions will tell you how and where to send your certificates (to the extent you hold your shares in certificate form) in return for the Series C Liquidation Payment. If a broker holds your Series C Stock, it is likely that your broker will handle the exchange for you. In such case, we encourage you to contact your broker for additional information.

If you have any questions with respect to the information above, please contact us at:

Trustreet Properties, Inc.

450 South Orange Avenue, 11th Floor

Orlando, Florida 32801

Attention: Investor Relations

Phone: 1-407-540-2000

Sincerely,

/s/ Steven D. Shackelford
Steven D. Shackelford Chief Financial Officer Executive Vice President and Secretary

cc:	American Stock Transfer & Trust Company